Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectuses and Statements of Additional Information of each Stone Ridge Longevity Risk Premium Fixed Income Trust (as identified in the table below, each a “Trust” and collectively, the “Trusts”) and to the use of our report dated February 25, 2021 with respect to the financial statements of the Trusts as of December 31, 2020, in the Registration Statements (Form N-2) of the Trusts to be filed with the Securities and Exchange Commission in each respective Post-Effective Amendment No. 1 to the Registration Statements under the Securities Act of 1933.

Trust Name	Registration Number

Stone Ridge Longevity Risk Premium Fixed Income Trust 65F	333-232565
Stone Ridge Longevity Risk Premium Fixed Income Trust 65M	333-236983
Stone Ridge Longevity Risk Premium Fixed Income Trust 66F	333-236985
Stone Ridge Longevity Risk Premium Fixed Income Trust 66M	333-236986
Stone Ridge Longevity Risk Premium Fixed Income Trust 67F	333-236987
Stone Ridge Longevity Risk Premium Fixed Income Trust 67M	333-236988
Stone Ridge Longevity Risk Premium Fixed Income Trust 68F	333-236984
Stone Ridge Longevity Risk Premium Fixed Income Trust 68M	333-236989
Stone Ridge Longevity Risk Premium Fixed Income Trust 69F	333-236990
Stone Ridge Longevity Risk Premium Fixed Income Trust 69M	333-236991
Stone Ridge Longevity Risk Premium Fixed Income Trust 70F	333-236992
Stone Ridge Longevity Risk Premium Fixed Income Trust 70M	333-236993
Stone Ridge Longevity Risk Premium Fixed Income Trust 71F	333-236995
Stone Ridge Longevity Risk Premium Fixed Income Trust 71M	333-236996
Stone Ridge Longevity Risk Premium Fixed Income Trust 72F	333-236997
Stone Ridge Longevity Risk Premium Fixed Income Trust 72M	333-236999
Stone Ridge Longevity Risk Premium Fixed Income Trust 73F	333-236994
Stone Ridge Longevity Risk Premium Fixed Income Trust 73M	333-236998
Stone Ridge Longevity Risk Premium Fixed Income Trust 74F	333-237001
Stone Ridge Longevity Risk Premium Fixed Income Trust 74M	333-237000

Stone Ridge Longevity Risk Premium Fixed Income Trust 75F	333-237002
Stone Ridge Longevity Risk Premium Fixed Income Trust 75M	333-237003
Stone Ridge Longevity Risk Premium Fixed Income Trust 76F	333-237006
Stone Ridge Longevity Risk Premium Fixed Income Trust 76M	333-237009
Stone Ridge Longevity Risk Premium Fixed Income Trust 77F	333-237014
Stone Ridge Longevity Risk Premium Fixed Income Trust 77M	333-237016
Stone Ridge Longevity Risk Premium Fixed Income Trust 78F	333-237004
Stone Ridge Longevity Risk Premium Fixed Income Trust 78M	333-237008
Stone Ridge Longevity Risk Premium Fixed Income Trust 79F	333-237010
Stone Ridge Longevity Risk Premium Fixed Income Trust 79M	333-237012
Stone Ridge Longevity Risk Premium Fixed Income Trust 80F	333-237017
Stone Ridge Longevity Risk Premium Fixed Income Trust 80M	333-237018
Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	333-237020
Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	333-237025
Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	333-237022
Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	333-237024
Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	333-237023
Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	333-237019
Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	333-237021
Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	333-237027
Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	333-237028
Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	333-237026

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 28, 2021